UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2015 (September 30, 2015)

TWINLAB CONSOLIDATED HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55181	46-3951742
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

632 Broadway, Suite 201, New York, NY	10012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 651-8500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed in a Current Report filed with the Securities and Exchange Commission on June 8, 2015 (the “June 8-K”) by Twinlab Consolidated Holdings, Inc. (the “Company”), on June 2, 2015 the Company issued a warrant (the “Warrant”) to the David L. Van Andel Trust, under Trust Agreement dated November 30, 1993 (the “Trust”), a Michigan Trust.

Pursuant to the Warrant, the Trust has the right to acquire an aggregate 3,289,474 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a price of $0.01 per share. On September 30, 2015, the Trust exercised the Warrant in full, thereby acquiring 3,289,474 shares of Common Stock. The Company received aggregate proceeds of $32,894.74 as a result of such exercise.

As also previously disclosed in the June 8-K, the Company, on June 2, 2015 issued a warrant (the “LH Warrant”) to Little Harbor, LLC (“LH”), a Nevada limited liability company.

Pursuant to the LH Warrant, LH has the right to acquire an aggregate 3,289,474 shares of the Company’s Common Stock at a price of $0.01 per share. On September 30, 2015, LH exercised the LH Warrant in full, thereby acquiring 3,289,474 shares of Common Stock. The Company received aggregate proceeds of $32,894.74 as a result of such exercise.

The Company issued the above-referenced shares of Common Stock in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for private offerings not involving a public distribution. The Company believes that the issuance and sale of the shares of Common Stock were exempt from the registration and prospectus delivery requirements of the Securities Act by virtue of Section 4(a)(2) of the Securities Act. The shares were issued directly by the Company and did not involve a public offering or general solicitation. Each of the Trust and LH were afforded an opportunity for effective access to the files and records of the Company that contained the relevant information needed to make its investment decision, including the Company’s financial statements and periodic reports under the Securities Exchange Act of 1934, as amended. The Company reasonably believed that each of the Trust and LH, immediately prior to the issuance of the above-referenced shares, had such knowledge and experience in the Company’s financial and business matters that it was capable of evaluating the merits and risks of its investment. Each of the Trust and LH had the opportunity to speak with the Company’s management on several occasions prior to its investment decision. There were no commissions paid on the issuance of the above-referenced shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2015	TWINLAB CONSOLIDATED HOLDINGS, INC.

	By:	/s/ Thomas A. Tolworthy
Thomas A. Tolworthy
President and Chief Executive Officer